[LOGO OF VINTAGE FILINGS, LLC]

150 West 46th Street                                           301 Eastwood Road
6h Floor                                                Woodmere, New York 11598
New York, NY 10036                                        (516) 569-6089 (phone)
(212) 953-4901 (phone)                                       (646)349-9655 (fax)
(646)349-9655 (fax)                                         efiings@vfilings.com
sstern@vfilings.com

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January 6, 2004

                         RE: CONTRACT FOR EDGAR SERVICES

      I would like to take this opportunity to introduce you to a package program of services from Vintage Filings, LLC as a method of saving your public company the typical costs associated with EDGAR filings and SEC reporting requirements.

I.    Consulting Services

      Vintage Filings has and will continue to provided the following consulting and advisory services: a review your Company's prior filings for the period of the prior twelve months and, while taking into consideration the new requirements of Sarbanes Oxley, analyze how best to economically edgarize your filings and determine a cost effective plan to edgarize filings you are likely to require over the next 12 months. We will provide you, on a timely basis, with updates regarding SEC edgar filing software and new developments with regard to SEC filing forms and HTML requirements. If needed, we can assist and train the Company how to file Section 16 reporting requirement (Forms 3, 4 and 5 ) on-line and assist in obtaining edgar access codes for the Company's officers, directors and 10% shareholders. We will also assist in formatting filings which may include Forms 3, 4, 5 13Gs, 13Ds, S-8, 8K, 10Q, 10K, S-3, SB-2, S-2 and proxy statements. In analyzing the expected costs we have taken into account the typical costs associated with

      -     text and tabular pages

      -     amended proofs and changed pages / expedited fees

      -     test filing and real time live filing fees

      -     all email distributions of PDF EDGAR proofs

      -     all facsimile transmissions of EDGAR proofs

      -     all 12b25 and NT-10K extension forms

      -     SEC filing of a Form ID

II.   Fees

As part of this Agreement, we agree to provide all of the above-described unlimited edgarizing services for the Company's SEC filings for 12 months. In return for these services included in this agreement, you have agreed to issue, to our below named individuals, shares of the Company's Common Stock to be registered under Form S-8 in the following amounts:

      - 125,000 shares to be registered in the name of Shai Z. Stern -
            43 Maple Avenue
            Cedarhurst, NY 11516

      - 125,000 shares to be registered in the name of Seth Farbman -
            301 Eastwood Road
            Woodmere, NY 11598

Such shares must be registered on a Form S-8 registration statement within 10 days from the date hereof. Notwithstanding same, the amount of shares that Messrs. Stern and Farbman can sell in the aggregate on a weekly basis shall be 10% of the weekly volume based on the Company's weekly volume for the previous week.

We would also request warrants as follows: (1) 200,000 warrants each (400,000 in the aggregate) to Shai Z. Stern and Seth Farbman to purchase shares of the Company's Common Stock at an exercise price of $.25 per share, callable by the Company at $.75 per share; (2) 200,000 warrants each (400,000 in the aggregate) to Shai Z. Stern and Seth Farbman to purchase shares of the Company's Common Stock at an exercise price of $.30 per share, callable by the Company at $1.20 per share. Such shares underlying the warrants shall be RESTRICTED.

We would appreciate the opportunity to further develop our long-term relationship and be of service to you and your Company. Please feel free to contact us at (212) 953-4901 or via email at efilings@vfilings.com. Please confirm agreement by signing and faxing to 516-569-6084. We look forward to beginning of a mutually beneficial relationship.


                                               Best wishes,


                                               Seth A. Farbman, Esq.
                                               Co-Chairman and President

                                               AGREED:

                                               CHAMPIONLYTE HOLDINGS INC.:


                                               By:/s/ DAVID GOLDBERG
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                                                   DAVID GOLDBERG
                                                   PRESIDENT